DATED:  JUNE 25, 2008
Filed Pursuant to Rule 424(b)(1)
Registration No. 333-149784

997,855
NEW IMAGE CONCEPTS, INC.
SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 997,855 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  June 25, 2008

TABLE OF CONTENTS

Summary Financial Data	1
Risk Factors	3
Use of Proceeds	4
Determination of Offering Price	4
Dilution	5
Selling Shareholders	5
Plan of Distribution	6
Description of Securities	7
Interests of Named Experts and Counsel	8
Organization Within Last Five Years	8
Description of Business	8
Description of Property	10
Legal Proceedings	10
Market for Common Equity and Related Stockholder Matters	10
Available Information	11
Plan of Operation	12
Directors, Executive Officers, Promoters and Control Persons	13
Executive Compensation	13
Security Ownership of Certain Beneficial Owners and Management	14
Certain Relationships and Related Transactions	14
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	14
Index to Financial Statements	F

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

ABOUT OUR COMPANY

New Image Concepts, Inc., (“the Company”) was incorporated in Nevada in October 2006. New Image was organized for the purpose of providing personal consultation services to the general public.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception to December 31, 2007 and December 31, 2006 are derived from our audited financial statements.

	For the Year Ended December 31, 2006	For the period from Inception (October 26, 2006) to December 31, 2006
STATEMENT OF OPERATIONS

Revenues	$-	$-
Total Operating Expenses	$22,625	$1,750
Net Loss	$22,625	$1,750

	As of December 31, 2007	As of December 31, 2006
BALANCE SHEET DATA

Cash	$27,275	$-
Total Assets	$27,275	$-
Total Liabilities	$8,625	$750
Stockholders’ Equity	$18,650	$(750)

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 2019 Delaware Avenue Santa Monica, CA 90404. Our telephone number is (310) 403-4319.

997,855 SHARES OF
NEW IMAGE CONCEPTS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 997,855 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  June 25, 2008

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in October 2006. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to December 31, 2007, we have incurred a net loss of $22,625. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF BELEN FLORES. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Belen Flores, our only officer. We currently do not have an employment agreement with Mr. Flores. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in February 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 997,855 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in February 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 1, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Rose Giovengo	13,000	13,000	0	0
Wayne Prine	18,000	18,000	0	0
Valerie Brascia	30,000	30,000	0	0
Christine Sterner	20,000	20,000	0	0
Mary E. Miller	40,000	40,000	0	0
Michael and Aileen Carrigan	65,000	65,000	0	0
Melissa Carrigan	20,000	20,000	0	0
Jammie Johnson	15,000	15,000	0	0
Roy Yamamoto	20,000	20,000	0	0
David Flowers	28,000	28,000	0	0
Debra Littleton	10,000	10,000	0	0
Farshad Adibi	10,000	10,000	0	0
Farshad Naderi	10,000	10,000	0	0
Shapour Shadmer	10,000	10,000	0	0
RJM Development	10,000	10,000	0	0
Clean Energies Consulting	10,000	10,000	0	0

Clean Energies LLC	10,000	10,000	0	0
Mary K. Miller	30,000	30,000	0	0
Scott Wehrle	35,000	35,000	0	0
Mark Sylvain	35,000	35,000	0	0
Michael Giovengo	20,000	20,000	0	0
Mamesan, LLC	22,000	22,000	0	0
Astrid M. Bean	20,000	20,000	0	0
Emmitt Hanchett	24,000	24,000	0	0
Francisco Del Toro	18,000	18,000	0	0
Sundeep Pandhoh	40,000	40,000	0	0
Christine Sandoval	20,000	20,000	0	0
Marcela Lopez	40,000	40,000	0	0
Lisan U. Rahman	33,000	33,000	0	0
Lauren Tuzikoq	30,000	30,000	0	0
Bruce Sands	50,000	50,000	0	0
Marc Campbell	50,000	50,000	0	0
Bobby Earl	50,000	50,000	0	0
Robert Jeralds	50,000	50,000	0	0
Cara A. Anam	19,000	19,000	0	0
Sayeed K. Anam	17,500	17,500	0	0
Jennifer Weir	14,441	14,441	0	0
David G. McCaul	15,403	15,403	0	0
Gina Csanyi	11,071	11,071	0	0
Irena Cermakova	14,441	14,440	0	0

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 500,000,000 shares of common stock, $.001 par value per share. As of April 1, 2008, 14,997,855 common shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement, when issued, will be fully paid and non-assessable.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are not authorized to issue preferred stock.

Dividends

To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future.  The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.  Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our shares of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in October 2006 in the State of Nevada. In October 2006, we issued 1,000,000 founder shares at par value of $0.001 to, Belen Flores in consideration for incorporation. In April 2007, we issued 13,000,000 common shares at par value of $0.001 to Belen Flores as compensation for services rendered. In August 2007, we completed a private offering in which we sold 997,855 common shares at $0.05 per share.

DESCRIPTION OF BUSINESS

General

The Company was incorporated in October 2006 in Nevada with the intention of providing personal consultation services to the general public.  The company intends to commence business activity in the state of California with the hope of extending its business throughout the United States.

We intend to appeal to the individuals wanting to engage the services of hip stylish experts who offer a “make better” approach to grooming, wardrobe, and choices of entertainment venues, food, wine and dйcor. We will cater to both male and female clients.  Services will be priced from $2,000 to $20,000. Clients will have a broad range of choices by deciding which area or areas to emphasize and to what degree. Our client will complete a brief informational questionnaire and decide on a budget, we will then enter into a formal agreement and schedule an initial appointment.  Our team of consultants will begin working with the client sorting through likes and dislikes to develop the perfect solution for a better and more stylish life.

Our consultants will visit the client in his/her home, introduce one another, get acquainted, review goals and objectives and establish schedules for each phase of the “make better” process.  The team will then set about its work shopping for clothing, skin care, decorative items, groceries and event tickets with a mindful eye toward the client’s budget and make-better objectives.

The hands-on work will begin during subsequent visits:  cooking lessons, skin care, grooming, and apparel.  Clients will be treated to the renovated dйcor and surprised with event tickets on the final visit by our team.

Our consultants will be “top-drawer” and come with the highest recommendations in the various fields in which they advise clients.  Consultants will be hired based on their demonstrated abilities, their likeability, and their pleasant and fun attitude about working with clients and their various challenges.  New Image consultants will demonstrate a sense of professionalism, diplomacy and overriding sense of delight in producing happy and satisfied clients.  Consultants will receive a salary plus vested options if they remain with the corporation while we establish the business and expand it to other areas.

A change in everyday appearance can inject a whole new sense of energy and confidence into one’s attitude.  Image consultants help people make the most of their appearance. They cast their critical eye over how a client stands, walks, dresses and grooms. They advise on anything from collar width, tie pattern and jacket cut, to heel height, lipstick shade and hair color. They take into account everything from skin tone down to ankle width.  Image consultants stress that they aren't about showing people how to don the very latest trends, but about showing people how to present themselves to suit their age, shape, size, status and situation.  People are judged by first impressions, and the images they portray are part of those first impressions.

We will take the image makeover experience to a whole new level.  We will work with clients to not only improve their look, but also improve their self-esteem.  Our consultants will take clients on a fast-tract tour of improving physical appearance, etiquette, surroundings, and behavioral and lifestyle choices.  Instead of a single generalist, we will do this with a team of food & wine, interior design, personal grooming and culture specialists.

Properties

Our business office is located at 2019 Delaware Avenue, Santa Monica, CA 90404.

Marketing

We will maintain a website detailing the services we offer with examples of our work, and establish an office to respond to questions, mail out informational brochures and schedule appointments.

Our corporation will come to be associated with a fun time, great value and overall wonderful experience that customers will popularize by word of mouth and be anxious to repeat for themselves.  Once the LA market has been established, we will reach out to other metro areas such as San Francisco, New York, Washington, D.C., Chicago, Boston, Seattle and others.  We will establish offices and hire consultants to duplicate the success of the LA team.  As the popularity of our program soars, we will forge merchandising agreements with various retail and service businesses in our metro areas to further promote New Image Concepts and the establishments that support our business.

Web Site

We will design an interactive web site to encourage potential clients to submit questions and request informational brochures and schedule appointments.

DESCRIPTION OF PROPERTY

Our business office is located at 2019 Delaware Avenue, Santa Monica, CA 90404.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of April 1, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2008, the 997,855 shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a non-affiliated person who has beneficially owned shares of a non-reporting company’s common stock for at least one year is entitled to unlimited resale of their securities after receiving our authorization to remove the restrictive legend.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

NEW IMAGE CONCEPTS, INC.

(A DEVELOPMENT STAGE COMPANY)

December 31, 2007

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet at December 31, 2007 and 2006	F-3

Statement of Operations for the Year Ended December 31, 2007, the Period From October 3, 2006 (Inception) through December 30, 2006 and the Period From October 3, 2006 (Inception) through December 30, 2007
F-4

Statement of Stockholders’ Equity (Deficit) for the Period From October 3, 2006 (Inception) through December 31, 2007	F-5

Statement of Cash Flows for the Year Ended December 31, 2007, the Period From October 3, 2006 (Inception) through December 30, 2006 and the Period From October 3, 2006 (Inception) through December 30, 2007
F-6

Notes to the Financial Statements	F-7 to F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
New Image Concepts, Inc.
(A development stage company)
Santa Monica, California

We have audited the accompanying balance sheets of New Image Concepts, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and 2006 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2007, the period from October 3, 2006 (inception) through December 31, 2006 and the period from October 3, 2006 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the year ended December 31, 2007, the period from October 3, 2006 (inception) through December 31, 2006 and the period from October 3, 2006 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage and had a net loss for the year ended December 31, 2007, the period from October 3, 2006 (inception) through December 31, 2006 and the period from October 3, 2006 (inception) through December 31, 2007, with no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
March 17, 2008

NEW IMAGE CONCEPTS, INC.

(A development stage company)
Balance Sheets

	December 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS:

Cash	$27,275	$-

TOTAL ASSETS	$27,275	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accrued expenses	$8,625	$750

STOCKHOLDERS’ EQUITY (DEFICIT):

Common stock at $0.001 par value; 500,000,000 shares authorized; 14,543,000 and 1,000,000 shares issued and outstanding as of December 31, 2007 and 2006, respectively	14,543	1,000
Additional paid-in capital	26,732	-
Deficit accumulated during the development stage	(22,625)	(1,750)
Stockholders’ Equity (Deficit)	18,650	(750)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$27,275	$-

See accompanying notes to the financial statements.

NEW IMAGE CONCEPTS, INC.

(A development stage company)
Statements of Operations

	Year Ended December 31, 2007	Period From October 3, 2006 (inception) through December 31, 2006	Period From October 3, 2006 (inception) through December 31, 2007

Revenue	$-	$-	$-

Operating expenses
Professional fees	6,000	-	6,000
General and administrative	14,875	1,750	16,625

Total operating expenses	20,875	1,750	22,625

Loss before income taxes	(20,875)	(1,750)	(22,625)

Income tax provision	-	-	-

Net loss	$(20,875)	$(1,750)	$(22,625)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	10,694,962	1,000,000	8,794,407

See accompanying notes to the financial statements.

NEW IMAGE CONCEPTS, INC.
 (A development stage company)
Statement of Stockholders’ Equity (Deficit)

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)

October 3, 2006 (Inception)	1,000,000	$1,000	$-	$-	$1,000

Net loss				(1,750)	(1,750)

Balance, December 31, 2006	1,000,000	1,000	-	(1,750)	(750)

Contribution to capital			125		125

Shares issued for compensation in April 2007 at $0.001 per share	13,000,000	13,000			13,000

Shares issued for cash in September 2007 at $0.005 per share	229,000	229	11,221		11,450

Shares issued for cash in October 2007 at $0.005 per share	80,000	80	3,920		4,000

Shares issued for cash in November 2007 at $0.005 per share	234,000	234	11,466		11,700

Net loss				(20,875)	(20,875)

Balance, December 31, 2007	14,543,000	$14,543	$26,732	$(22,625)	$18,650

See accompanying notes to the financial statements.

NEW IMAGE CONCEPTS, INC.
(A development stage company)
Statements of Cash Flows

	Year Ended December 31, 2007	Period From October 3, 2006 (inception) through December 31, 2006	Period From October 3, 2006 (inception) through December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,875)	$(1,750)	$(22,625)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Shares issued for compensation	13,000	1,000	14,000
Increase in accrued expenses	7,875	750	8,625
Net Cash Provided By (Used in) Operating Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	27,150	-	27,150
Capital contribution	125	-	125
Net Cash Provided By Financing Activities	27,275	-	27,275

INCREASE IN CASH	27,275	-	27,275

CASH AT BEGINNING OF PERIOD	-	-	-
CASH AT END OF PERIOD	$27,225	$-	$27,225

See accompanying notes to the financial statements.

NEW IMAGE CONCEPTS, INC.
 (A DEVELOPMENT STAGE COMPANY)
Notes to the Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND OPERATIONS

New Image Concepts, Inc.  (“NIC” or the “Company”), a development stage company, was incorporated on October 3, 2006 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to provide personal consultation services to the general public.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

           The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company’s future revenues will be derived principally from personal consultation services to the general public. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2007.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with its annual report for the fiscal year ending December 31, 2008, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to provide personal consultation services to the general public; however, the Company has not yet begun operations.  Its activities as of December 31, 2007 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $22,625 at December 31, 2007, had a net loss of $20,875 for the year ended December 31, 2007, and earned no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Sale of common stock

The Company was incorporated on October 3, 2006. Upon the formation, the Company issued 1,000,000 shares of its common stock to its Chief Executive Officer at their par value of $0.0001 per share as compensation for incorporation.

In April 2007, the Company issued 13,000,000 shares of common stock to its Chief Executive Officer as compensation for services rendered.

For the period from September, 2007 through December 31, 2007, the Company sold 543,000 shares of its common stock in a private placement at $0.05 per share to twenty-five individuals.

NOTE 5 – INCOME TAXES

At December 31, 2007, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $22,625 that may be offset against future taxable income through 2027. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $3,394 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance of $3,394.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $3,131 and $263 during the year ended December 31, 2007 and the period from October 3, 2006 (inception) through December 31, 2006, respectively.

Components of deferred tax assets as of December 31, 2007 and 2006 are as follows:

	Year Ended December 31,	Period From October 3, 2006 (inception) through December 31,
	2007	2006
Net deferred tax assets – Non-current:

Expected Federal income tax benefit from NOL carry-forwards	$3,394	$263
Less valuation allowance	(3,394)	(263)
Deferred tax assets, net of valuation allowance	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate

Federal income tax rate	15.0%	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%	(15.0)%
Effective income tax rate	0.0%	0.0%

NOTE 6 – RELATED PARTY TRANSACTION

For the period from January 1, 2008 through February 15, 2008, the Company sold 454,855 shares of its common stock at $0.05 per share for $22,742.75 to fifteen individuals.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have begun operations very limited operations, and we require outside capital to implement our business model.

1.         We believe we can begin to implement our plan to provide image consulting services to our clients.

2.         All functions will be coordinated and managed by our founder, including marketing, finance and operations.

3.         We intend to support these marketing efforts through advertising and the development of high-quality printed marketing materials. We expect the total cost of the marketing program to range from $20,000-$40,000.

4.         Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate business.

In summary, we should be generating revenues from services within 180 days of the date of this registration statement.

If we are unable to market effectively our premium cigars, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than two full years of financial information and have not previously demonstrated that we will be able to expand our business through increased investment marketing.  Our business is subject to risks inherent in growing an enterprise with limited capital resources.

Future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from October 3, 2006 (inception), to December 31, 2007 we had no revenue. Expenses for the period totaled $22,625 resulting in a loss of $22,625. Expenses of $22,625 for the period consisted of $16,625 for general and administrative expenses and $6,000 for professional fees.

Capital Resources and Liquidity

As of December 31, 2007 we had $27,275 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $100,000. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of April 1, 2008 are as follows:

NAME	AGE	POSITION

Belen Flores	42	Founder, Chairman, CEO and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Belen Flores has a B.S. Degree in Agricultural Sciences.  During 2006, Ms. Flores worked as an office manager for Salem Partners, LLC, an investment firm in Los Angeles, California.  In such capacity she maintained company files and assisted office staff in preparing letters, memorandums and charts During 2005 and 2006 prior to working with Salem Partners LLC, Ms. Flores also worked as an office manager with Action Income Tax in Santa Monica, California in similar capacities.  In 2005 she was a legal assistant at the law offices of V. Allan Khoshbin in Los Angeles, California where she handled firm correspondence, interviewed clients, managed communication with clients and insurance adjusters and prepared representation letters.  She received her Bachelor of Science in Agricultural Science from Don Mariano Marco Memorial State University in 1986.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SUMMARY COMPENSATION TABLE

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2007 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Belen Flores Founder, Chairman, and CEO	2007	$0	0	$13,000	0	0	0	0	$13,000

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2007 by the executive officer named in the Summary Compensation Table.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 1, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Belen Flores 2019 Delaware Avenue Santa Monica, CA 90404	14,000,000	93.35%

Common Stock	All executive officers and directors as a group		93.35%

(1)           Based on 14,977,855 shares outstanding as of April 1, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In October, 2006, we issued 1,000,000 shares of common stock to Belen Flores as compensation for incorporation pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. In April 2007, we issued 13,000,000 shares of common stock to Belen Flores as compensation for services rendered pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

 NEW IMAGE CONCEPTS, INC.
997,855 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.